Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
CellCyte Genetics Corporation
P.O. Box 493
Kirkland, Wa 98093

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 28, 2007, on the financial statements of CellCyte Genetics Corporation as of December 31, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Williams + Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

June 28, 2007

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com